Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2024, in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-277048) and related Proxy Statement/Prospectus of AVROBIO, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 29, 2024